Free Writing Prospectus (To the Prospectus dated March 31, 2009, as supplemented by the prospectus supplement dated December 6, 2010)	Filed Pursuant to Rule 433 Registration Statement No. 333-158319 December 20, 2010

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 12/20/2010 1:35:44 PM EST.

Auction Information

Auction Start:	12/15/2010 8:00 AM EST
Auction End:	12/20/2010 1:35 PM EST
Last Update:	**12/20/2010 2:22:30 PM EST**
Auction Status:	**Over**

Issue Information

Issue Type:	Corporate Bonds
Principal Offered:	$ 2,000,000.00
Units Offered:	2000
Denomination:	$ 1,000.00
Coupon:	3.000%
Min. Price:	98.000
Max. Price:	102.000
Min. Yield:	0.940%
Max. Yield:	5.123%
Settlement Date:	12/23/2010
First Interest Date:	6/15/2011
Maturity Date:	12/15/2011
Day Basis:	30/360 (352 days)
Int. Frequency:	Semi-Annually
Documents:	Offering Documents

Bidding Information

Number of Bidders:	90
Number of Bids:	134
Amt. of Bids:	$ 14,076,000.00
Coverage:	703.80%
Highest Bid:	100.000
Lowest Bid:	98.000
Bid Spread:	2.000
Num. Bids Accepted:	20
Num. Bidders with Bids Accepted:	20
Highest Bid Accepted:	100.000
Lowest Bid Accepted:	99.685

Buy Today! Information

Bids

Final Market-Clearing Price: 99.685
Final Market-Clearing Yield*: 3.330%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 26557	3	100.000	12/15/2010 1:22:20 PM	3 units	$ 2,990.55
Bidder 25696	20	100.000	12/20/2010 7:25:17 AM	20 units	$ 19,937.00
Bidder 41	5	100.000	12/20/2010 10:59:35 AM	5 units	$ 4,984.25
Bidder 24441	20	100.000	12/15/2010 12:36:03 PM	20 units	$ 19,937.00
Bidder 23664	10	100.000	12/15/2010 3:38:59 PM	10 units	$ 9,968.50
Bidder 24655	6	100.000	12/15/2010 4:26:19 PM	6 units	$ 5,981.10
Bidder 26427	39	100.000	12/17/2010 10:57:55 AM	39 units	$ 38,877.15
Bidder 13408	1	100.000	12/20/2010 1:08:47 PM	1 unit	$ 996.85
Bidder 26725	25	100.000	12/20/2010 1:23:56 PM	25 units	$ 24,921.25
Bidder 25381	10	99.952	12/20/2010 1:33:31 PM	10 units	$ 9,968.50
Bidder 10197	100	99.856	12/20/2010 1:13:42 PM	100 units	$ 99,685.00
Bidder 23661	25	99.761	12/20/2010 12:11:40 PM	25 units	$ 24,921.25
Bidder 4438	5	99.713	12/20/2010 1:32:36 PM	5 units	$ 4,984.25
Bidder 19894	3	99.704	12/20/2010 1:34:43 PM	3 units	$ 2,990.55
Bidder 21789	50	99.699	12/20/2010 1:34:12 PM	50 units	$ 49,842.50
Bidder 13585	25	99.694	12/20/2010 1:35:29 PM	25 units	$ 24,921.25
Bidder 18226	10	99.688	12/20/2010 1:35:27 PM	10 units	$ 9,968.50
Bidder 23427	1	99.687	12/20/2010 1:35:38 PM	1 unit	$ 996.85
Bidder 25315	1	99.686	12/20/2010 1:35:35 PM	1 unit	$ 996.85
Bidder 25700	2,000	99.685	12/20/2010 1:33:44 PM	1,641 units	$ 1,635,830.85

Bidder 23436	1,000	99.650	12/20/2010 1:32:36 PM		Rejected: Price
Bidder 23436	500	99.620	12/20/2010 1:32:36 PM		Rejected: Price
Bidder 15637	5	99.575	12/20/2010 1:32:50 PM		Rejected: Price
Bidder 19254	5	99.523	12/15/2010 3:19:08 PM		Rejected: Price
Bidder 26696	20	99.523	12/17/2010 5:53:56 PM		Rejected: Price
Bidder 15637	5	99.523	12/20/2010 1:30:42 PM		Rejected: Price
Bidder 21270	25	99.523	12/20/2010 1:30:43 PM		Rejected: Price
Bidder 21477	50	99.523	12/20/2010 1:31:21 PM		Rejected: Price
Bidder 18847	5	99.519	12/15/2010 10:47:07 AM		Rejected: Price
Bidder 25315	10	99.500	12/17/2010 12:26:07 PM		Rejected: Price
Bidder 26724	7	99.500	12/20/2010 1:26:02 PM		Rejected: Price
Bidder 21395	25	99.465	12/20/2010 1:28:46 PM		Rejected: Price
Bidder 24225	10	99.421	12/20/2010 1:31:41 PM		Rejected: Price
Bidder 21477	50	99.381	12/20/2010 1:30:27 PM		Rejected: Price
Bidder 15637	5	99.335	12/20/2010 1:30:12 PM		Rejected: Price
Bidder 26682	100	99.334	12/16/2010 4:57:02 PM		Rejected: Price
Bidder 25381	10	99.305	12/17/2010 11:23:55 PM		Rejected: Price
Bidder 22678	5	99.300	12/20/2010 1:26:36 PM		Rejected: Price
Bidder 21270	25	99.300	12/20/2010 1:30:05 PM		Rejected: Price
Bidder 19254	5	99.286	12/15/2010 3:19:08 PM		Rejected: Price
Bidder 15637	4	99.239	12/20/2010 10:19:01 AM		Rejected: Price
Bidder 15637	1	99.239	12/20/2010 1:26:32 PM		Rejected: Price
Bidder 21270	25	99.200	12/20/2010 1:29:34 PM		Rejected: Price
Bidder 16703	30	99.192	12/18/2010 2:17:05 PM		Rejected: Price
Bidder 21477	50	99.192	12/20/2010 1:24:47 PM		Rejected: Price
Bidder 25456	5	99.192	12/20/2010 1:29:04 PM		Rejected: Price
Bidder 26557	2	99.150	12/15/2010 1:22:20 PM		Rejected: Price
Bidder 23534	15	99.144	12/15/2010 5:28:54 PM		Rejected: Price
Bidder 24310	10	99.144	12/17/2010 12:53:29 PM		Rejected: Price
Bidder 21471	100	99.144	12/20/2010 1:29:03 PM		Rejected: Price

« Prev. Page 1 of 3 Next »

Auction Totals: 2,000 units $ 1,993,700.00

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 25156	20	3.00%	12/16/2010 9:50:27 AM	20 units	$ 20,000.00
Bidder 4799	30	3.00%	12/17/2010 12:45:09 PM	30 units	$ 30,000.00
Bidder 13193	100	3.00%	12/17/2010 2:27:00 PM	100 units	$ 100,000.00
Bidder 23086	20	3.00%	12/18/2010 1:52:03 AM	20 units	$ 20,000.00
Bidder 26702	5	3.00%	12/18/2010 1:18:10 PM	5 units	$ 5,000.00
Bidder 26708	3	3.00%	12/19/2010 7:02:32 PM	3 units	$ 3,000.00
			Auction Totals:	**178 units**	**$ 178,000.00**

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works®

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ZIONS DIRECT AUCTIONS

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 12/20/2010 1:35:44 PM EST.

Auction Information

Auction Start:	12/15/2010 8:00 AM EST
Auction End:	12/20/2010 1:35 PM EST
Last Update:	**12/20/2010 2:23:44 PM EST**
Auction Status:	**Over**

Issue Information

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 99.685
Final Market-Clearing Yield*: 3.330%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 21395	25	99.120	12/20/2010 1:28:07 PM	Rejected: Price	
Bidder 23449	26	99.100	12/18/2010 10:52:21 AM	Rejected: Price	
Bidder 14033	1	99.069	12/20/2010 10:32:38 AM	Rejected: Price	
Bidder 23676	50	99.050	12/15/2010 9:43:09 AM	Rejected: Price	
Bidder 22548	10	99.050	12/17/2010 1:15:01 PM	Rejected: Price	
Bidder 22761	25	99.050	12/17/2010 4:53:04 PM	Rejected: Price	
Bidder 24205	10	99.050	12/20/2010 12:20:34 PM	Rejected: Price	
Bidder 21270	25	99.050	12/20/2010 1:24:48 PM	Rejected: Price	
Bidder 4438	5	99.050	12/20/2010 1:26:57 PM	Rejected: Price	
Bidder 23520	40	99.041	12/20/2010 1:28:59 PM	Rejected: Price	
Bidder 19894	2	99.018	12/20/2010 1:24:50 PM	Rejected: Price	
Bidder 21471	100	99.003	12/20/2010 1:25:57 PM	Rejected: Price	
Bidder 17854	10	99.000	12/17/2010 7:00:00 AM	Rejected: Price	
Bidder 16745	10	99.000	12/18/2010 11:02:16 AM	Rejected: Price	
Bidder 22145	10	98.956	12/16/2010 7:19:56 PM	Rejected: Price	
Bidder 18907	3	98.946	12/17/2010 5:20:30 PM	Rejected: Price	
Bidder 21789	10	98.941	12/15/2010 8:04:11 PM	Rejected: Price	
Bidder 21789	10	98.931	12/15/2010 8:04:11 PM	Rejected: Price	
Bidder 21789	10	98.921	12/15/2010 8:04:11 PM	Rejected: Price	
Bidder 21789	10	98.911	12/15/2010 8:04:11 PM	Rejected: Price	
Bidder 26668	10	98.871	12/20/2010 12:45:37 PM	Rejected: Price	
Bidder 23086	20	98.862	12/18/2010 1:52:03 AM	Rejected: Price	
Bidder 14942	3	98.850	12/18/2010 6:31:24 AM	Rejected: Price	
Bidder 21860	10	98.826	12/20/2010 12:28:31 PM	Rejected: Price	
Bidder 13193	50	98.824	12/17/2010 2:29:53 PM	Rejected: Price	
Bidder 25295	2	98.815	12/15/2010 3:49:19 PM	Rejected: Price	
Bidder 20704	4	98.815	12/20/2010 12:25:29 AM	Rejected: Price	
Bidder 21477	25	98.815	12/20/2010 1:22:26 PM	Rejected: Price	
Bidder 23180	5	98.800	12/19/2010 10:21:26 PM	Rejected: Price	
Bidder 21395	25	98.760	12/20/2010 1:27:40 PM	Rejected: Price	
Bidder 22145	15	98.674	12/16/2010 7:17:18 PM	Rejected: Price	
Bidder 21477	25	98.674	12/20/2010 1:22:26 PM	Rejected: Price	
Bidder 21990	1	98.580	12/17/2010 7:25:54 PM	Rejected: Price	
Bidder 21270	25	98.580	12/20/2010 11:54:23 AM	Rejected: Price	
Bidder 21471	100	98.580	12/20/2010 1:25:14 PM	Rejected: Price	
Bidder 21217	2	98.576	12/18/2010 11:53:39 AM	Rejected: Price	
Bidder 21395	25	98.560	12/20/2010 11:32:40 AM	Rejected: Price	
Bidder 25483	10	98.524	12/20/2010 8:54:49 AM	Rejected: Price	
Bidder 25700	2,000	98.510	12/20/2010 1:23:43 PM	Rejected: Price	
Bidder 23231	5	98.500	12/16/2010 2:35:21 PM	Rejected: Price	
Bidder 24530	5	98.500	12/17/2010 2:45:19 PM	Rejected: Price	
Bidder 19253	25	98.400	12/20/2010 1:28:38 PM	Rejected: Price	
Bidder 25700	2,000	98.376	12/20/2010 1:23:43 PM	Rejected: Price	
Bidder 21748	5	98.347	12/17/2010 5:22:12 PM	Rejected: Price	
Bidder 21860	10	98.301	12/20/2010 12:28:31 PM	Rejected: Price	
Bidder 21395	25	98.260	12/20/2010 11:46:19 AM	Rejected: Price

Bidder 25700	2,000	98.251	12/20/2010 1:23:43 PM	Rejected: Price	
Bidder 23739	20	98.200	12/15/2010 5:03:48 PM	Rejected: Price	
Bidder 19253	25	98.200	12/20/2010 1:27:41 PM	Rejected: Price	
Bidder 22750	1	98.160	12/17/2010 9:56:36 PM	Rejected: Price	
				« Prev. Page 2 of 3 Next »	
			Auction Totals:	2,000 units	$ 1,993,700.00

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 25156	20	3.00%	12/16/2010 9:50:27 AM	20 units	$ 20,000.00
Bidder 4799	30	3.00%	12/17/2010 12:45:09 PM	30 units	$ 30,000.00
Bidder 13193	100	3.00%	12/17/2010 2:27:00 PM	100 units	$ 100,000.00
Bidder 23086	20	3.00%	12/18/2010 1:52:03 AM	20 units	$ 20,000.00
Bidder 26702	5	3.00%	12/18/2010 1:18:10 PM	5 units	$ 5,000.00
Bidder 26708	3	3.00%	12/19/2010 7:02:32 PM	3 units	$ 3,000.00
			Auction Totals:	178 units	$ 178,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Powered by Grant Street Group Software That Works®

ZIONS DIRECT

Entrust

ZIONS DIRECT AUCTIONS

SIGN IN | REGISTER | CONTACT US

Home » Auction #2227

Auctions
View current auctions

Results Archive
View the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Preferred Stock

Warrants

Issuers

University
Learn more about our auctions

Demos
Learn how to participate!

Think

WEEKLY UPDATE
Sign up to receive a free weekly email containing economic commentary, new-issue alerts, investing news, and much more.

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Notice: The auction has been extended until 12/20/2010 1:35:44 PM EST.

Auction Information

Auction Start:	12/15/2010 8:00 AM EST
Auction End:	12/20/2010 1:35 PM EST
Last Update:	**12/20/2010 2:24:10 PM EST**
Auction Status:	**Over**

Issue Information

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 99.685
Final Market-Clearing Yield*: 3.330%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 22609	5	98.129	12/18/2010 1:13:33 PM	Rejected: Price	
Bidder 25700	2,000	98.126	12/20/2010 1:23:43 PM	Rejected: Price	
Bidder 3745	10	98.123	12/20/2010 12:07:19 PM	Rejected: Price	
Bidder 21968	2	98.114	12/15/2010 10:37:50 AM	Rejected: Price	
Bidder 21471	100	98.114	12/15/2010 2:17:24 PM	Rejected: Price	
Bidder 16805	50	98.114	12/15/2010 2:57:17 PM	Rejected: Price	
Bidder 25556	5	98.114	12/15/2010 6:53:56 PM	Rejected: Price	
Bidder 16434	20	98.114	12/16/2010 9:26:47 AM	Rejected: Price	
Bidder 23583	5	98.114	12/16/2010 5:31:08 PM	Rejected: Price	
Bidder 21748	5	98.114	12/17/2010 5:21:09 PM	Rejected: Price	
Bidder 21761	10	98.114	12/18/2010 12:04:28 PM	Rejected: Price	
Bidder 4438	5	98.114	12/20/2010 1:11:18 PM	Rejected: Price	
Bidder 16612	25	98.100	12/15/2010 8:14:28 PM	Rejected: Price	
Bidder 19253	25	98.100	12/17/2010 7:55:56 PM	Rejected: Price	
Bidder 22830	50	98.086	12/20/2010 12:23:34 PM	Rejected: Price	
Bidder 23085	5	98.055	12/17/2010 5:49:57 PM	Rejected: Price	
Bidder 21807	10	98.049	12/19/2010 7:02:51 AM	Rejected: Price	
Bidder 23583	5	98.021	12/16/2010 5:33:05 PM	Rejected: Price	
Bidder 22941	50	98.021	12/20/2010 8:59:39 AM	Rejected: Price	
Bidder 22771	100	98.020	12/20/2010 11:02:34 AM	Rejected: Price	
Bidder 25118	100	98.000	12/15/2010 7:40:22 PM	Rejected: Price	
Bidder 26690	1	98.000	12/17/2010 12:24:23 AM	Rejected: Price	
Bidder 24458	25	98.000	12/17/2010 9:40:26 AM	Rejected: Price	
Bidder 26693	5	98.000	12/17/2010 12:15:26 PM	Rejected: Price	
Bidder 26694	2	98.000	12/17/2010 1:15:56 PM	Rejected: Price	
Bidder 26690	9	98.000	12/17/2010 3:43:31 PM	Rejected: Price	
Bidder 18907	4	98.000	12/17/2010 5:20:30 PM	Rejected: Price	
Bidder 21363	20	98.000	12/17/2010 11:49:46 PM	Rejected: Price	
Bidder 26700	10	98.000	12/18/2010 10:23:09 AM	Rejected: Price	
Bidder 22586	5	98.000	12/18/2010 12:48:04 PM	Rejected: Price	
Bidder 24292	10	98.000	12/20/2010 10:11:11 AM	Rejected: Price	
Bidder 19253	25	98.000	12/20/2010 10:40:49 AM	Rejected: Price	
Bidder 13661	10	98.000	12/20/2010 11:44:49 AM	Rejected: Price	
Bidder 24626	25	98.000	12/20/2010 12:53:10 PM	Rejected: Price	

« Prev. Page 3 of 3 Next »

Auction Totals: **2,000 units** **$ 1,993,700.00**

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 25156	20	3.00%	12/16/2010 9:50:27 AM	20 units	$ 20,000.00
Bidder 4799	30	3.00%	12/17/2010 12:45:09 PM	30 units	$ 30,000.00
Bidder 13193	100	3.00%	12/17/2010 2:27:00 PM	100 units	$ 100,000.00
Bidder 23086	20	3.00%	12/18/2010 1:52:03 AM	20 units	$ 20,000.00
Bidder 26702	5	3.00%	12/18/2010 1:18:10 PM	5 units	$ 5,000.00
Bidder 26708	3	3.00%	12/19/2010 7:02:32 PM	3 units	$ 3,000.00

Auction Totals: 178 units $ 178,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions

Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the

SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions